EXHIBIT 4.1

____________________________________________

MERIX CORPORATION,

VIASYSTEMS GROUP, INC.

and

U.S. BANK NATIONAL ASSOCIATION

____________________________________________

First Supplemental Indenture

Dated as of February 16, 2010

to the

Indenture

Dated as of May 16, 2006

____________________________________________

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of February 16, 2010, is by and among Merix Corporation, an Oregon corporation (the “Company”), Viasystems Group, Inc., a Delaware corporation (“Viasystems”), and U.S. Bank National Association, a national banking association (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of May 16, 2006 (the “Indenture”), to provide for the issuance of up to $70,000,000 aggregate principal amount of the Company’s 4% Convertible Senior Subordinated Notes due 2013 (the “Securities”);

WHEREAS, the Company, Viasystems and Maple Acquisition Corp., a direct and wholly owned subsidiary of Viasystems (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of October 6, 2009 (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement,  Merger Sub will merge with and into the Company and the Company will become a subsidiary of Viasystems (the “Merger”);

WHEREAS, concurrently with the closing of the Merger,  Viasystems will contribute the shares of Merix to Viasystems, Inc., a direct and wholly owned subsidiary of Viasystems;

WHEREAS, Sections 7.1 and 7.2 of the Indenture permit the Company to merge with and into another person so long as certain conditions have been met;

WHEREAS, as a result of the Merger, the Company will be a subsidiary of Viasystems and, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, no par value (the “Company Common Stock”) (other than shares to be canceled in accordance with Section 2.1(b) of the Merger Agreement), shall be converted into the right to receive 0.1119086 validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Viasystems (the “Viasystems Common Stock” and together with cash in lieu of fractional shares provided for pursuant to the Merger Agreement, the “Merger Consideration”) and, therefore, as a result, pursuant to Section 12.11 of the Indenture, the Securities will be convertible into the equivalent of the Merger Consideration in place of Company Common Stock into which the Securities are currently convertible;

WHEREAS, the Merger constitutes a Fundamental Change within the meaning of Section 14.3(4) of the Indenture;

WHEREAS, Section 12.11 of the Indenture provides, among other things, that in the case of any merger of the Company with or into any other person or any merger of another person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Company Common Stock) as a result of which holders of Company Common Stock shall be entitled to receive stock, other securities, other property, assets or cash for such holders’ Company Common Stock, the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of Company Common Stock into which such Security might have been converted immediately prior to such merger, and providing for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practical to the adjustments provided for in Article XII of the Indenture;

WHEREAS, Section 8.1(4) of the Indenture provides that, without the consent of any Holders of Securities, the Company and the Trustee may enter into one or more supplemental indentures to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 of the Indenture or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 14.4 of the Indenture; and

WHEREAS, Section 8.1(9) of the Indenture provides that, without the consent of any Holders of Securities, the Company and the Trustee may enter into one or more supplemental indentures to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or desirable; provided such action pursuant to such clause shall not adversely affect the interests of the Holders of Securities in any material respect; and

WHEREAS, all things necessary to authorize the guarantee by Viasystems of the Company’s obligations under the Indenture and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding supplement to the Indenture have been done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Definitions.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENT OF INDENTURE AND

GUARANTEE OF OBLIGATIONS

Section 2.1                      Guarantee of Company Obligations.

As a result of the Merger, Viasystems irrevocably and fully and unconditionally guarantees all of the Company’s obligations under the Securities and the Indenture, including without limitation the due and punctual payments of principal of, premium, if any, and interest (including Additional Interest, if any) on all of the Securities as applicable and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed.

Section 2.2                      Notices.

Section 1.5(2) of the Indenture shall be amended to read as follows:

“the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or facsimile (receipt confirmed), or delivered by hand or overnight courier, addressed to the Company (c/o Viasystems Group, Inc.) at 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105, Attention: Chief Executive Officer, Facsimile: (314) 746-2251, or at any other address previously furnished in writing to the Trustee by the Company.”

Section 2.3	Conversion of Securities into Merger Consideration; Issuance of Viasystems Common Stock.

As of the date hereof:

(a)           in accordance with and subject to Section 12.11 of the Indenture, the Holder of an Outstanding Security shall have the right, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture, to convert such Security only into the amount of Merger Consideration receivable upon the Merger by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to the Merger;

(b)           Viasystems hereby agrees that, pursuant to Section 12.7 of the Indenture, it shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Viasystems Common Stock, for purposes of effecting the conversion of Securities, the full number of shares of Viasystems Common Stock then issuable upon conversion of all Outstanding Securities; and

(c)           pursuant to Section 12.11 of the Indenture, upon conversion of the Securities by a Holder, Viasystems will issue to such Holder shares of Viasystems Common Stock and cash in lieu of fractional shares in an amount equal to the number of shares of Viasystems Common Stock and cash in lieu of fractional shares that such Holder would have received as Merger Consideration had such Holder converted its Securities immediately prior to the Merger, in accordance with the terms and conditions of the Indenture and the Securities.  The adjustments provided for in Article XII of the Indenture shall apply as nearly equivalent as may be practical to Viasystems and Viasystems Common Stock as those that apply immediately prior to the Merger to the Company and Company Common Stock, respectively;

(d)           Section 12.11 of the Indenture is hereby amended to replace all references to “the Company” appearing therein with “Parent”;

(e)           Section 1.1 of the Indenture is hereby supplemented to amend the following definition to read in its entirety as follows:

“Common Stock” means the common stock, par value $.01 per share, of the Parent. Subject to the provisions of Section 12.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(f)           Section 1.1 of the Indenture is hereby supplemented to add the following definition to read in its entirety as follows:

“Parent” means Viasystems Group, Inc.

Section 2.4	Repurchase of Securities at the Option of the Holder.

As of the date hereof:

(a)           All references in Sections 14.3 and 14.4 to “the Company” shall be changed to references to “Parent”; provided that the references to “the Company” shall not be changed to references to “Parent” with respect to the right of a Holder, as a result of the Merger, to require the Company to repurchase, at such Holder’s option, all of such Holder’s Securities not theretofore converted or called for redemption as set forth in and subject to the provisions of Sections 14.1 and 14.2 of the Indenture.

(b)           All references in Sections 14.3 to “the Company’s” shall be changed to references to “Parent’s”; provided that the references to “the Company’s” shall not be changed to references to “Parent’s” with respect to the right of a Holder, as a result of the Merger, to require the Company to repurchase, at such Holder’s option, all of such Holder’s Securities not theretofore converted or called for redemption as set forth in and subject to the provisions of Sections 14.1 and 14.2 of the Indenture.

(c)           Section 14.1 of the Indenture is hereby amended by deleting the following clause in the first sentence thereof:

“that is 30 Business Days after the date of the Company Notice (as defined in Section 14.2)”

and replacing it with the following:

“chosen by the Company in its sole discretion that falls within the time frame required by Section 14.2(5) hereof

(d)           (i)  Section 14.2(1) of the Indenture is hereby amended by revising the first sentence thereof to read as follows:

“Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, at least 20 Business Days prior to the anticipated date on which a Fundamental Change will become effective or, if the Company does not have actual notice of a Fundamental Change on or before the 20th Business Day prior to the effective date of the Fundamental Change, as soon as the Company has actual notice of a Fundamental Change, the Company or, at the request in a Company Order and expense of the Company, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof.”

(ii)  Section 14.2(1) of the Indenture is hereby amended by revising the third sentence thereof to read as follows:

“If such notice is to be given by the Trustee, the Company shall deliver, on or before the twenty-fifth Business Day (or such shorter period as is acceptable to the Trustee) prior to the anticipated effective date of the Fundamental Change, a Company Order requesting the Trustee to give such notice and setting forth all the information to be included in such notice including the information set forth below.”

(e)           Section 14.2(3) of the Indenture is hereby amended by deleting the following sentence:

“Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.”

(f)           Section 14.2(5) of the Indenture is hereby amended to replace all references to “Fundamental Change Company Notice” appearing therein with “Company Notice.”

ARTICLE THREE

MISCELLANEOUS

Section 3.1                      Separability Clause.

In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.2                      Modification, Amendment and Waiver.

The provisions of this First Supplemental Indenture may not be amended, supplemented, modified or waived, unless otherwise provided in the Indenture, except by the execution of a supplemental indenture in compliance with Article VIII of the Indenture.

Section 3.3	Ratification of Indenture; First Supplemental Indenture Part of the Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4                      Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provisions of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

Section 3.5                      Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

Section 3.6                     Trustee Makes No Representation.

The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.  The recitals and statements contained in this First Supplemental Indenture are deemed to be those of the Company and Viasystems and not of the Trustee.

Section 3.7                      Counterparts.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.8                      Effect of Headings.

The Section headings herein are for convenience only and shall not effect the construction thereof.

Section 3.9                      Successors.

All agreements of the parties hereto in respect of this First Supplemental Indenture shall bind their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first written above.

MERIX CORPORATION

By: /s/ Gerald G. Sax
Name:            Gerald G. Sax
Title:           Treasurer and Chief Financial Officer

VIASYSTEMS GROUP, INC.

By: /s/ Gerald G. Sax
Name:           Gerald G. Sax
Title:           Senior Vice President and

Chief Financial Officer

Signature Page to First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Linda A. McConkey
Name:           Linda A. McConkey
Title:           Vice President

Signature Page to First Supplemental Indenture